UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  September 2, 2008

PARK CITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-03718	37-1454128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3160 Pinebrook Road
Park City, Utah 84098
(Address of principal executive offices) (Zip Code)

435-645-2000
(Registrant’s telephone number, including area code)

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance sheet Arrangement of a Registrant

On September 2, 2008, Park City Group, Inc. (the “Registrant”) executed and delivered three promissory notes in an aggregate amount of $2,200,000.  Each of such notes is unsecured, due on or before December 1, 2008 and bears interest at the rate of 10% per annum.  The lenders and the amount of each note are as follows:

Lender	Principal Amount

Riverview Financial Corp*	$1,500,000
Robert K. Allen (director of Registrant)	$ 500,000
Robert Hermanns (director and Senior Vice President)	$ 200,000
Total	$2,200,000

* Riverview Financial Corp is an affiliate of Randal Fields, the CEO and a director of the Registrant.

The loan proceeds were used by the Registrant to fund a portion of the purchase price of shares of Series E Preferred Stock of Prescient Applied Intelligence, Inc., a Delaware corporation (“Prescient”) purchased by the Registrant. The purchase transaction was the first step in a plan to acquire Prescient in a merger transaction.  The purchase transaction and the merger transaction are described in a Form 8-K filed by the Rregistrant on September 3, 2008 and a Schedule 13D filed by the Registrant on September 15, 2008.

Item 9.01.   Financial Statements and Exhibits.

(a)           Not Applicable
(b)           Not Applicable
(c)           Not Applicable

(d)           Exhibits.

Exhibit	Description
4.1	Form of Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK CITY GROUP, INC.:
(Registrant)

Date: September 15, 2008
	By:	/s/ Randall Fields____________
Randall Fields CEO/President